                                   FORM 8-K
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


        DATE OF REPORT                                  COMMISSION FILE NO.
        AUGUST 20, 1996                                       0-13920


                     SYSTEMS TECHNOLOGY ASSOCIATES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



           FLORIDA                                              54-0802071
(STATE OR OTHER JURISDICTION OF                          (IRS EMPLOYER I.D. NO.)
INCORPORATION OR ORGANIZATION)


                               14 BRYANT COURT
                          STERLING, VIRGINIA  20166
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


                                (703) 471-8000
                       (REGISTRANT'S TELEPHONE NUMBER)



ITEM 5.  OTHER EVENTS

Systems Technology Associates, Inc. is pleased to announce that it has hired James D. Jancso as President and Chief Operating Officer. Mr. Jancso was formerly acting President of IDB Mobile Communications, Inc.. Mr. Jancso previously worked nearly ten years for COMSAT Mobile Communications, Inc. as Director of Operations and lastly as Vice President of Operations. Prior to working at COMSAT, Mr. Jancso had worked twenty years for Western Union Telegraph Company where his last position was District Manager, Technical Services.


Terry A. Scott, Chairman of the Board, stated that hiring Mr. Jancso accomplishes the final of four goals that the Company had set back in March.
At that time, the company felt that diminishing sales necessitated a plan that would 1) further reduce its still stifling debt, 2) raise the money to fund the debt reduction, and 3) obtain a systems integration contract (that should produce revenue of about $30,000 per month starting September 1st) to shore up its revenue base. All of this was felt necessary to create a favorable enough condition to allow the Company to 4) hire a highly experienced and competent executive as it feels it has in Mr. Jancso. Mr. Jancso starts his duties on August 26th.


                                  SIGNATURES

Pursuant to the requirement of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   8/20/96                       BY:  /s/ TERRY A. SCOTT
        ---------                           -----------------------
                                             Chairman of the Board